UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 13, 2008

SMART ENERGY SOLUTIONS, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

000-26027 (Commission File Number)	20-3353835 (IRS Employer Identification No.)

210 West Parkway, Suite No. 7
Pompton Plains, NJ 07044
(Address of Principal Executive Offices, Zip Code)

973-248-8008
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 4 - Matters Related to Accountants and Financial Statements.

Item 4.02. Non-Reliance of Previously Issued Financial Statements or Related Audit Report or Completed Interim Review.

On March 13, 2008 we received notice from Chisholm, Bierwolf & Nilson, LLC, our independent auditor, advising that disclosure should be made to prevent future reliance on our previously issued financial statements for the first, second and third quarters of 2007 and for the year ended December 31, 2006 (the “Restatement Periods”), because of the accounting treatment during the Restatement Periods of the fair value of the beneficial conversion feature of our 15% convertible promissory notes, and that the financial statements for the Restatement Periods need to be restated.

As a result of the method that we used to calculate the fair value of the beneficial conversion feature of our convertible promissory notes, the periodic accretion of the discount on the notes and the amount that was recorded to equity during the Restatement Periods were incorrect. As a result, our net loss for the year ended December 31, 2006 was overstated by $165,865.

We expect to file amended quarterly reports on Form 10-Q and an amended annual report on Form 10-K for the Restatement Periods, after completing a full analysis of the financial effects of the restatement and a review of this analysis by our independent auditor.

Our chief financial officer has discussed the forgoing matter with our independent auditor, we have provided our independent auditors with a copy of this disclosure and requested the independent auditor to furnish us with a letter, addressed to the Securities and Exchange Commission, stating whether it agrees with the above statements, and if not, stating the respects in which it does not agree. A copy of the independent auditor’s letter is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Section 9 - Financial Statements and Exhibits.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 99.1	Letter, dated March 17, 200, from Chisholm, Bierwolf & Nilson LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMART ENERGY SOLUTIONS, INC.

Date: March 18, 2008	By: /s/ Pete Mateja
Name: Pete Mateja
Title: Chief Executive Officer